                                                                    Exhibit 24.6

                                POWER OF ATTORNEY


         THE UNDERSIGNED director of Broadway & Seymour, Inc. (the "Company") hereby appoints Lillian N. Wilson, Alan C. Stanford, David A. Finley and G. Courts Holland, and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 875,000 additional shares to be issued upon the exercise of options granted under the Company's 1996 Stock Option Plan (the "Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such person may be necessary or appropriate to effect the registration under the Act of the shares of the Company's common stock offered or to be offered pursuant to the Plan.


         EXECUTED on the 27th day of May, 1997.


                                 /s/ Roger Noall
                                 ---------------
                                 Roger Noall